Exhibit 10.100

Amendment No. 1 to the Asset Sale Agreement

This Amendment No. 1 (“Amendment No. 1”), dated as of the 16th day of October 2009, to the Asset Sale Agreement (the “Agreement”), dated as of October 7, 2009, by and among Nortel Networks Corporation, a corporation organized under the laws of Canada (“NNC”), Nortel Networks Limited, a corporation organized under the laws of Canada (“NNL”), Nortel Networks Inc., a corporation organized under the laws of Delaware (“NNI” and, together with NNC and NNL, the “Main Sellers”), and Ciena Corporation, a corporation organized under the laws of Delaware (the “Purchaser”). Capitalized terms used herein and not defined shall have the meaning set forth in the Agreement.

WHEREAS, pursuant to the Agreement, among other things, the Sellers have agreed to transfer to the Purchaser, and the Purchaser has agreed to purchase and assume, the Assets and the Assumed Liabilities from the Sellers upon the terms and conditions set forth therein;

WHEREAS, pursuant to Section 4.4(b) of the Agreement, the term “Material Contracts” is defined for the purposes of the Agreement;

WHEREAS, pursuant to Section 5.5(a) of the Agreement, the Parties are required to prepare and file, no later than ten (10) Business Days from the date of the Agreement (the “HSR Filing Deadline”), an appropriate filing of a Notification and Report Form pursuant to the HSR Act;

WHEREAS, pursuant to Section 10.2(a) of the Agreement, the Purchaser is entitled to a Break-Up Fee under certain circumstances in the event of a termination of the Agreement; and

WHEREAS, pursuant to Section 11.4 of the Agreement, the Parties desire to amend Section 4.4(b), Section 5.5(a) and Section 10.2(a) of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The last paragraph of Section 4.4(b) of the Agreement is hereby amended and restated in its entirety as follows:

“The Customer Contracts and the Seller Contracts set forth in Section 4.4(a) and Section 4.4(b), together with such Seller Contracts exclusive to the Business as are entered into, pursuant to Section 5.9, after the date hereof that would have been required to be set forth in Section 4.4(a) and Section 4.4(b) of the Sellers Disclosure Schedule had they been in effect as of the date hereof, are collectively referred to in this Agreement as the “Material Contracts”.”

2. Section 5.5(a) of the Agreement is hereby amended such that, pursuant to Section 5.5(a) of the Agreement, the Parties mutually agree to extend the HSR Filing Deadline to October 30, 2009 or such other subsequent day as the Parties may further mutually agree.

3. The first sentence of Section 10.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

“In the event that this Agreement is terminated by either Primary Party pursuant to Section 10.1(b)(v) or by the Purchaser pursuant to Section 10.1(b)(ii), Section 10.1(c) or Section 10.1(d) or by the Main Sellers pursuant to Section 10.1(b)(iii), Section 10.1(b)(iv), Section 10.1(b)(viii) or Section 10.1(e) or in the event that the EMEA Asset Sale Agreement is terminated by the Purchaser pursuant to clause 15.4.4 or clause 15.4.5 of the EMEA Asset Sale Agreement, then the Sellers shall pay to the Purchaser in immediately available funds, (i) within two (2) Business Days following such termination (other than respect to any termination pursuant to Section 10.1(b)(v)) or (ii) within two (2) Business Days following the consummation of an Alternative Transaction that is consummated at any time on or prior to the date that is twelve (12) months following any termination pursuant to Section 10.1(b)(v), a cash fee equal to $10,696,000 (the “Break-Up Fee”).

4. This Amendment No. 1 shall not constitute a modification of any provision, term or condition of the Agreement or any other Transaction Document except solely to the extent and solely for the purposes described herein. Except to the extent that provisions of the Agreement are hereby expressly modified as set forth herein, the Agreement and the other Transaction Documents shall remain unchanged and in full force and effect.

5. This Amendment No. 1 may be executed in multiple counterparts, each of which shall constitute one and the same document.

6. This Amendment No. 1 shall be binding upon the parties hereto and their respective successors and assigns.

7. Any term or provision of this Amendment No. 1 that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8. This Amendment No. 1 shall be governed by and construed in all respects by the Laws of the State of New York without regard to the rules of conflict of laws of the State of New York or any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed, or caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized, as of the date first written above.

NORTEL NETWORKS CORPORATION,
on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(i) of the Sellers Disclosure Schedule

By:	/s/ John Doolittle
John M. Doolittle
Senior Vice-President, Finance and Corporate Services

By:	/s/ Grace McDonald
Grace McDonald
Assistant Secretary

NORTEL NETWORKS LIMITED, on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(ii) of the Sellers Disclosure Schedule

By:	/s/ John Doolittle
John M. Doolittle
Senior Vice-President, Finance and Corporate Services

By:	/s/ Grace McDonald
Grace McDonald
Assistant Secretary

NORTEL NETWORKS INC., on its own behalf and on behalf of the Other Sellers listed in Section 11.15(a)(iii) of the Sellers Disclosure Schedule

By:	/s/ John Doolittle
John M. Doolittle
Vice-President

CIENA CORPORATION

By:	/s/ James . Moylan, Jr.
Name: James . Moylan, Jr.
Title: Chief Financial Officer